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                                                                    EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT

                  AGREEMENT, dated as of the ___ day of April 1996, between the person whose name and address appears on the signature page hereto (individually, a "Holder" and collectively the "Holders") and Dove Audio, Inc., a California corporation having its principal executive office at 301 N. Canon Drive, Suite 207, Beverly Hills, California 90210 (the "Company").

                  WHEREAS, the Company, the Holders and certain other persons are party to an Agreement and Plan of Merger dated as of April 12, 1996 (the "Merger Agreement"; capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement);

                  WHEREAS, simultaneously or in connection with the execution and delivery of this Agreement, the Holders are purchasing the Dove Shares from the Company in a private offering (the "Offering")pursuant to the Merger Agreement;

                  WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Dove Shares;

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                         1.      REGISTRABLE SECURITIES.  As used herein the
term "Registrable Security" means each of the Dove Shares issued, as of the date of determination thereof, pursuant to the Merger Agreement; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.



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                         2.      PIGGYBACK REGISTRATION.

                                 2.1        If, at any time commencing June 30,
1996, (or, at the Company's option, at any earlier time) the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-4, Form S-8 or successor forms) (for purposes of this Article 2, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within ten (10) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (other than any commission, discounts or counsel fees payable by such Requesting Holder, as further provided in
Section 3.1 hereof); provided, however, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register, it being understood that in the initial such underwritten offering, the Company will use its reasonable best efforts to include at least 68,181 shares to be sold by each of Messrs. Ghalayini and Ziskin and at least 10,000 shares to be sold by Rafic Saadeh. Without limiting the generality of the foregoing, the managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Securities requested to be registered upon either (as an entirety or in a combination specified by the managing underwriter) of (x) the

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participation by the holders of such Registrable Securities in the underwritten public offering on the terms and conditions thereof and/or (y) upon the execution and delivery of a "lock-up" agreement by the Holder or Holders that they will not offer for sale, sell, distribute, grant any option for the sale of or otherwise encumber or dispose of, directly or indirectly, or exercise registration rights with respect to any Registrable Securities for a period of 180 days after the effective date of such Registration Statement.

                                 2.2        If securities are proposed to be
offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter, the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders, except in the case of the initial such underwritten offering in which case the provisions of
Section 2.1 shall apply (i.e., such formula need not be applied but Dove will use its reasonable best efforts to include the number of shares to be sold by Messrs. Ghalayini and Ziskin referred to above).

                                 2.3  Notwithstanding the provisions of Article
2.1, the Company shall have the right at any time after it shall have given written notice pursuant to Section 2.1 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                         3.      DEMAND REGISTRATION.  At any time commencing
on or after June 30, 1996, any "Majority Holder" (as such term is defined below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Article 2 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Commission, on up to

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two occasions (the first of which shall be the registration contemplated in
Section 6.5 of the Merger Agreement), at the sole expense of the Company, in respect of all holders of Registrable Securities making such demand and all Requesting Holders, a Registration Statement so as to permit a public offering and sale of the Registrable Securities provided that the Company shall not be required to file such registration statement if Form S-3 shall not be available. Notwithstanding the foregoing, in the event that on or prior to June 30, 1996 Dove files or proposes to file a registration statement registering newly issued shares of Dove Common Stock or shares of Dove Common Stock held by or issuable to third parties, the provisions of Article 2 of this Agreement shall apply in lieu of a "demand" under this Article 3. Once effective, the Company will be required to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise. If a Majority Holder shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Article 3, then within ten (10) days after the Company's receipt of such notice, the Company shall give notice to the other holders of Registrable Securities, advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

                   The term "Majority Holder" as used in this Agreement shall mean any holder or any combination of holders of Registrable Securities as would constitute a majority of the aggregate number of Registrable Securities, but excluding any such securities which are subject to an effective Registration Statement which was filed pursuant to Article 2 above) including all of the Registrable Securities.

                         4.      COVENANTS OF THE COMPANY WITH RESPECT TO
REGISTRATION.  The Company covenants and agrees as follows:

                         4.1     The Company shall use its reasonable best
efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the

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effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act. and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request.

                         4.2     The Company shall pay all costs, fees and
expenses in connection with all Registration Statements filed pursuant hereto including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

                         4.3     The Company will use reasonable efforts to
qualify or register the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                         5.      ADDITIONAL TERMS.

                                 5.1        The Company shall indemnify and hold
harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not

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misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by any Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls either the Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the Holder and underwriter; provided, however, that the indemnification in this
Section 5.1 with respect to any prospectus shall not inure to the benefit of the Holder or underwriter (or to the benefit of any person controlling the Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder or underwriter by the Company prior to the subject sale and the subsequent Prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

                                 5.2        If for any reason the
indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative

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benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                                 5.3        Neither the filing of a Registration
Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder's Registrable Securities, except as may be required in accordance with Section 2 hereof.

                                 5.4        The Holder, upon receipt of notice
from the Company that an event has occurred which requires a post effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                         6.      GOVERNING LAW.  The Registrable Securities will
be, if and when issued, delivered in California. This Agreement shall be deemed to have been made and delivered in the State of California and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of California, without giving effect to the choice of law rules thereof.

                         7.      AMENDMENT.  This Agreement may only be amended
by a written instrument executed by the Company and the Holder.

                         8.      ENTIRE AGREEMENT.  This Agreement constitutes
the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                         9.      EXECUTION IN COUNTERPARTS.  This Agreement may
be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                         10.     NOTICES.  All notices, requests, demands and
other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered

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or certified mail, postage prepaid, return receipt requested, as follows:

                         If to the Holder, to his or her address set forth on
the signature page of this Agreement.

                         If to the Company, to the address set forth on the
first page of this Agreement.

                         11.     BINDING EFFECT; BENEFITS.  The Holder may not
assign his or her rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

                         12.     HEADINGS.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                         13.     SEVERABILITY.  Any provision of this Agreement
which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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                   IN WITNESS WHEREOF, this Agreement has been executed and
delivered by the parties hereto as of the date first above written.

                                          DOVE AUDIO, INC.

                                          By: /s/ SIMON BAKER
                                             --------------------------------
                                               Name:
                                               Title:

                                          HOLDER:


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